                                                                   10(iii)(a)(6)

                          AMERICAN CLASSIC VOYAGES CO.
                           DEFERRED COMPENSATION PLAN
                                  PLAN DOCUMENT

                            EFFECTIVE AUGUST 1, 1998
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                                      - 2 -

                                TABLE OF CONTENTS

                                                                         PAGE

1.       Definitions...................................................    1

2.       Deferral Contributions........................................    3

3.       Matching Contributions........................................    4

4.       Accounts......................................................    5

5.       Funding of Deferred Amounts...................................    5

6.       Distribution..................................................    6

7.       Deferral Agreements Irrevocable...............................    8

8.       Administration................................................    8

9.       Arbitration...................................................    8

10.      Amendments to the Plan........................................    8

11.      Termination of the Plan.......................................    8

12.      Expenses......................................................    9

13.      Notices.......................................................    9

14.      No Guarantee of Employment....................................    9

15.      Governing Law.................................................    9

16.      Incapacity....................................................    9

17.      Liability Limited.............................................    9

18.      Claims Procedure..............................................    9

                          AMERICAN CLASSIC VOYAGES CO.
                           DEFERRED COMPENSATION PLAN

         This Deferred Compensation Plan is adopted to provide certain employees an opportunity to elect to defer a portion of their compensation otherwise payable by American Classic Voyages Co. and its related companies (ACV).

         NOW, THEREFORE, ACV HEREBY ADOPTS THE PLAN, EFFECTIVE AUGUST 1, 1998, TO READ AS FOLLOWS:

         1. DEFINITIONS.    DEFINITIONS.     DEFINITIONS.

         (a) Account shall mean the record of contributions, earnings and distributions maintained for a Participant pursuant to Paragraph 4. Each Account shall consist of a Deferral Contribution sub-account and a Matching Contribution sub-account. Accounts under the Plan shall consist solely of bookkeeping records of Plan participation, shall not (except as provided in Paragraph 5) require a segregation of the assets of any Employer and shall not make the Plan funded for purposes of the Code or ERISA.

         (b) "ACV" shall mean American Classic Voyages Co., a Delaware corporation, and any successor by merger or acquisition.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (d) "Compensation" shall mean the total compensation of each Eligible Employee paid by the Employer during any Plan Year, including bonuses (except as provided below), overtime pay and commissioned earnings, and before reductions for salary reduction contributions contributed to this Plan, the Qualified Plan, or to a cafeteria plan under Code Section 125. Compensation shall not include
(i) relocation pay or related payments; (ii) severance pay; (iii) automobile allowances; (iv) disposition of incentive stock options; (v) miscellaneous compensation; (vi) non-qualified stock options; (vii) tips; or (viii) any bonus that is not a performance-based incentive bonus.

         Any Eligible Employee's Compensation for any Plan Year in excess of $160,000 (or such other amount provided pursuant to Section 401(a)(17) of the Code) shall be disregarded for all purposes under the Plan.

         (e) "Deferral Agreement" shall mean a written election by a Participant to defer Compensation as a Deferral Contribution under the Plan in the form prescribed by the Plan Administrator.

         (f) "Deferral Contribution" shall mean an amount of Compensation deferred by a Participant and contributed to the Plan on behalf of the Participant pursuant to the provisions of Paragraph 2.

         (g) "Eligible Employee" shall mean any employee of an Employer who is an active participant in the Qualified Plan and who has Compensation in excess of $80,000 (or such higher amount as determined by the Plan Administrator), determined as of each Entry Date for the preceding fifty-two (52) week period; provided, however, that such employee is a member of a select group of management or highly compensated employees as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

         (h) "Employer" shall mean ACV or each other Related Employer that has been authorized to and adopts the Plan.

         (i) Entry Date shall mean January 1 and July 1 of each Plan Year, and in addition, for the first Plan Year the Entry Date shall be August 1.

         (j) ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         (k) Matching Contribution shall mean the Employer contribution contributed to the Plan on behalf of the Participant pursuant to the provisions of Paragraph 3.

         (l) "Participant" shall mean an Eligible Employee who has made the election described in Paragraph 2. Any such Eligible Employee shall remain a Participant until no election to defer Compensation under the Plan remains effective for him or her and all amounts contributed to the Plan for him or her have been distributed.

         (m) "Plan" shall mean the American Classic Voyages Co. Deferred Compensation Plan set forth herein.

         (n) "Plan Administrator" shall mean ACV or such person(s) or entity designated by ACV from time to time.

         (o) "Plan Year" shall mean each January 1 through December 31 from and after the effective date of the Plan; provided that the first Plan Year shall be the short Plan Year commencing August 1, 1998 and ending December 31, 1998.

         (p) Qualified Plan shall mean the American Classic Voyages Co. ADVANTAGE Retirement Savings Plan.

         (q) "Related Employer" shall mean any company that is related to ACV as described in Section 414(b), (c), (m) or (o) of the Code, or any other company determined by the Plan Administrator to be related by ownership or otherwise to an extent justifying the participation of its Eligible Employees hereunder.

         (r) "Trust" shall mean the grantor trust maintained by ACV for the purpose of funding amounts deferred under the Plan.

         (s) "Trustee" shall mean the trustee of the Trust.

         (t) "Unforeseeable Emergency" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

                  (i) through reimbursement or compensation by insurance or otherwise;

                  (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

                  (iii)    by cessation of deferrals under the Plan.

         For purposes of the Plan, an "Unforeseeable Emergency" shall not include a Participant's need to send his or her child to college or a Participant's desire to purchase a home.

         2. DEFERRAL CONTRIBUTIONS. DEFERRAL CONTRIBUTIONS. DEFERRAL CONTRIBUTIONS.

         (a) For each Plan Year, each Eligible Employee may elect to file a Deferral Agreement and thereby elect to defer the amounts (if any) described in subparagraphs (b) and (c). Each Deferral Agreement shall be filed in accordance with subparagraphs (d) or (e) below. Subject to subparagraph (f) and Paragraph 7, each Deferral Agreement filed with the Plan Administrator shall be effective for a Plan Year or the remainder of a Plan Year. A Participant filing a Deferral Agreement for a Plan Year shall also agree to restrict his or her ability to change or suspend contributions under the Qualified Plan to the same extent that his or her ability to change or suspend contributions under this Plan is limited.

         (b) If a Participant has a Deferral Agreement filed with the Plan Administrator for a Plan Year, ACV shall determine the maximum amount of elective contributions that the Employer may make under Section 4.01 of the Qualified Plan on behalf of each Participant for such current year, consistent with the limitations of Code Section 401(k)(3). If a Participants elective deferrals under the Qualified Plan for the Plan Year exceed the limitations of Code Section 401(k)(3), amounts in excess of the Code Section 401(k)(3) limitations shall be transferred from the Qualified Plan to the Trustee on the Participants behalf as Deferral Contributions, no later than March 15th of the following Plan Year.

         (c) During each Plan Year for which a Participant has a Deferral Agreement filed with the Plan Administrator, if a Participants elective deferrals under the Qualified Plan for the Plan Year exceed the maximum dollar amount under Code Section 402(g), amounts in excess of the Code Section 402(g) limitation shall be withheld by the Participants Employer and paid directly to the Trustee on the Participants behalf as Deferral Contributions.

         (d) For the Plan Year in which a person first becomes an Eligible Employee, a Deferral Agreement will be effective as of the first day of the calendar quarter beginning after the date the Deferral Agreement is filed with the Plan Administrator with respect to Compensation earned after the first day of such calendar quarter. Notwithstanding the foregoing, for the first Plan Year, an Eligible Employees Deferral Agreement will be effective with respect to Compensation earned after August 1, 1998, if the Deferral Agreement is filed with the Plan Administrator on or before the deadline established by the Plan Administrator, but in no event later than July 31, 1998.

         (e) For each subsequent Plan Year, a Deferral Agreement shall be effective as of the beginning of such Plan Year, if the Eligible Employee files the Deferral Agreement with the Plan Administrator on or before the deadline established by the Plan Administrator for the applicable Plan Year, but in no event later than the December 31 that precedes the first day of such Plan Year. For each Plan Year, an Eligible Employee who does not file a Deferral Agreement to become effective January 1 of such Plan Year may elect to make a Deferral Contribution by filing a Deferral Agreement with the Plan Administrator no fewer than sixty (60) days before the July 1st Entry Date; provided that such deferral election shall apply only to Compensation earned after July 1st of such Plan Year.

         (f) Once a Participant has entered into a Deferral Agreement with an Employer, the Participant may not change or revoke such Agreement for the remainder of the Plan Year, unless the Participant incurs an Unforeseeable Emergency, or except as provided in this subparagraph (f). A Participant who filed a Deferral Agreement to become effective January 1 of a Plan Year may elect to increase the amount of his or her Compensation subject to the Deferral Agreement by filing a new Deferral Agreement no fewer than sixty (60) days before the July 1st Entry Date; provided that such deferral election shall apply only to Compensation earned after July 1st of such Plan Year.

         (g) A Participants Deferral Agreement shall be suspended as of any Entry Date that the Plan Administrator, in its sole discretion, reasonably determines that the Participant ceases to be an Eligible Employee. In such event, no additional Deferral Contributions shall be made to the Account of the Participant for the period his or her Deferral Agreement is suspended. A Participant whose Deferral Agreement has been suspended pursuant to this subparagraph shall not be deemed to have incurred a termination of employment, and, subject to subparagraph 6(f), his or her Account shall continue to be maintained under the terms of the Plan.

         3. MATCHING CONTRIBUTIONS. MATCHING CONTRIBUTIONS. MATCHING CONTRIBUTIONS. Each Plan Year, the Employer shall make a Matching Contribution on behalf of each Participant in accordance with this Paragraph 3. At the end of the Plan Year for which a Participants Deferral Agreement is effective and not later than March 15th of the following calendar year, ACV shall determine the maximum amount of employer matching contributions that the Employer may make under Section 4.04 of the Qualified Plan on behalf of each Participant for such current year, consistent with the limitations under Code Section 401(m)(2). Each Participants Employer shall make a Matching Contribution to the Plan equal to the amount by which the employer matching contributions made on the Participants behalf under the Qualified Plan for the Plan Year are reduced because of the limitations of Code Section 401(m)(2).

Matching Contributions shall be paid directly to the Trustee on the Participants behalf, no later than October 15th of the following Plan Year.

         4. ACCOUNTS.  ACCOUNTS. ACCOUNTS.

         (a) An Account shall be established for each Participant. The Participant's Account shall be credited with the amount of all contributions on behalf of the Participant, and charged for distributions made to him or her under the Plan. The Account of each Participant shall consist of a Deferral Contribution sub-account and a Matching Contribution sub-account. Each Participant shall direct, pursuant to procedures established by the Plan Administrator, the allocation of his Account among investment alternatives designated by the Plan Administrator.

         (b) Periodically, but not less frequently than annually, the Trustee (or in the case that the Trust terminates, the Plan Administrator if there is no Trustee) shall value the Plan's assets and shall allocate earnings, gains and losses among all Accounts. Each Account shall share proportionately based on its average balance over the period since the most recent preceding date as of which the assets of the Plan were valued. If an Account is invested specifically in certain investments, the foregoing shall be accomplished in a manner that considers the different investments of the various Accounts. Wherever, under the Plan, distribution of a portion of the Participants Account is made, such amount shall be as adjusted pursuant to this subparagraph.

         (c) A Participant shall always have a fully vested interest in the adjusted balance of his or her Deferral Contribution sub-account. A Participant shall be vested in a percentage of the adjusted balance of his or her Matching Contribution sub-account that is derived from Matching Contributions in an amount equal to the Participants vested interest in his or her Employer contributions under the Qualified Plan, as determined under Section 6.05(b)(ii) of the Qualified Plan. Notwithstanding the foregoing, the Participant shall become 100% vested in his or her Matching Contribution sub-account upon Plan termination.

         (d) If a Participant terminates employment before becoming fully vested, any non-vested Matching Contributions shall be forfeited to ACV.

         (e) An Account may not be encumbered or assigned by a Participant or any beneficiary and any attempt to encumber or assign an Account shall be null and void. No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

         5. FUNDING OF DEFERRED AMOUNTS. FUNDING OF DEFERRED AMOUNTS. FUNDING OF DEFERRED AMOUNTS.

         (a) ACV has established the Trust as an irrevocable grantor trust. Notwithstanding the foregoing, ACV may amend the Plan, including this Paragraph 5, at any time to provide that contributions for subsequent Plan Years shall not be segregated from the general assets of ACV through the Trust or in any other manner.

         (b) ACV shall be under no obligation to secure an opinion of counsel, a private letter ruling from the Internal Revenue Service, or any other assurance as to the tax status of any Deferral Agreement or of the Trust but shall use its best efforts, consistent with the Plan, to establish and maintain the Plan and the Trust so that amounts contributed to the Trust and earnings thereon shall not be taxable to Participants until they are distributed from the Trust. Amounts held in the Trust shall be held for purposes of the Plan and shall be subject to the claims of creditors of the Employer in the event of its insolvency.

         (c) The Plan and the Trust shall be maintained and administered so that the Plan is and continues to be unfunded for purposes of ERISA and the Code.

         6. DISTRIBUTION. DISTRIBUTION.    DISTRIBUTION.

         (a) A Participant may specify a distribution date applicable to his or her vested Account, in accordance with the following:

                  (i) On the Deferral Agreement filed for the Plan Year in which he or she first becomes a Participant, the Participant may specify the date on which distribution of the portion of the Participants vested Account described in the last sentence of this subparagraph (i), as adjusted for earnings, gains and losses, is to be made. Such specified date shall not be earlier than the January 1 that is at least one year after the Plan Year subject to such Deferral Agreement. Such election shall apply to Deferral Contributions and Matching Contributions (as adjusted) for the Plan Year for which the Deferral Agreement is filed, and for any subsequent Plan Year the last day of which is at least one full Plan Year before the Participants elected distribution date.

                  (ii) On the Deferral Agreement filed for the first Plan Year with respect to which a distribution date election under subparagraph (i) would not be applicable (and for the first Plan Year with respect to which an election under this subparagraph would not be applicable pursuant to the last sentence of this subparagraph), a Participant may specify the date on which distribution of the portion of the Participants vested Account described in the last sentence of this subparagraph (ii), as adjusted for earnings, gains and losses, is to be made. Such specified date shall not be earlier than the January 1 that is at least one year after the Plan Year subject to such Deferral Agreement. Such election shall apply to Deferral Contributions and Matching Contributions (as adjusted) for the Plan Year for which the Deferral Agreement is filed, and for any subsequent Plan Year the last day of which is at least one full Plan Year before the Participants elected distribution date.

         (b) If approved by the Plan Administrator, a Participant may change a date elected for distribution pursuant to subparagraph (a); provided that (i) the change is filed with the Plan Administrator no later than the December 31 that is at least one year before the Plan Year in which the previously elected date occurs; (ii) the new date for distribution occurs no earlier than the second Plan Year after the Plan Year in which the previously elected date occurs; and (iii) no more than one change in distribution dates may be made by a Participant during any five-year period.

         (c) If a Participant elects a specified date for distribution pursuant to subparagraphs (a) or (b), the Participant will be entitled to a distribution of his or her vested Account balance, as of such specified date. If a Participant has not specified a distribution date, the Participant will be deemed to have elected as a distribution date, the date that the Participants employment with all Employers terminates.

         (d) A Participant may specify on a Deferral Agreement that upon the Participants termination of employment he or she will be entitled to the distribution of the vested balance of his or her Account, even if a later distribution date is specified by the Participant pursuant to subparagraphs (a) or (b).

         (e) If a Participants Account is maintained under the Plan following the Participants termination of employment, such Participants Account shall be charged an administrative fee in an amount determined by the Plan Administrator in its discretion for each calendar month following the Participants termination of employment that the Participants Account balance remains in the Plan.

         (f) Notwithstanding any provision of the Plan to the contrary, if a Participant does not qualify as an Eligible Employee for any twenty-four (24) consecutive month period, distribution of the vested balance of his or her Account shall be made within the first ninety (90) days of the fifth Plan Year following the Plan Year in which the Participant first fails to qualify as an Eligible Employee, except to the extent an earlier distribution date has been elected pursuant to subparagraph (a) or (b) above or would apply pursuant to subparagraph (c) or (d) above.

         (g) Notwithstanding any provision of the Plan to the contrary, if a Participant incurs an Unforeseeable Emergency, he or she may elect to make a withdrawal from the vested balance of his or her Account, but only to the extent reasonably needed to satisfy the emergency need. A Participant who wishes to receive a distribution pursuant to this subparagraph (g) shall apply for such distribution on forms prescribed by the Plan Administrator and shall provide information to the Plan Administrator reasonably necessary to permit the Plan Administrator to determine whether an Unforeseeable Emergency exists and the amount of the distribution reasonably needed to satisfy the emergency need.

         (h) If a Participant dies before his or her Account has been distributed under the Plan, the Participants Account shall be paid in a lump sum to the beneficiary or beneficiaries designated in the Participant's Deferral Agreement or on other forms prescribed by the Plan

Administrator as soon as practicable after the Participants death. If no beneficiary designation has been made, then such distribution shall be made in a lump sum to the Participant's estate.

         (i) Upon the request of a Participant, the Plan Administrator, in its sole discretion, may pay to the Participant any amount up to the full vested balance of the Participant's Account. A Participant requesting a withdrawal under this section shall apply for the payment in writing on a form prescribed by the Plan Administrator for that purpose, and shall provide such additional information as the Plan Administrator may require. The Plan Administrator will pay 90% of the withdrawn amount to the Participant and the remaining 10% will be forfeited to ACV. A Participant shall be suspended from making Deferral Contributions under the Plan until the first day of the Plan Year that is at least twelve (12) months following the receipt of a distribution under this subparagraph (i).

         (j) All distributions under the Plan shall be made in cash in a lump sum.

         7. DEFERRAL AGREEMENTS IRREVOCABLE. DEFERRAL AGREEMENTS IRREVOCABLE. DEFERRAL AGREEMENTS IRREVOCABLE. Except as provided in subparagraph 2(f), any election to defer Compensation made by a Participant for a Plan Year shall be irrevocable. Notwithstanding the foregoing, if a Participant incurs an Unforeseeable Emergency, he or she may amend or revoke his or her Deferral Agreement (but only to the extent reasonably needed to relieve the Unforeseeable Emergency) by filing such forms as are prescribed by the Plan Administrator. Any election to amend or revoke the Deferral Agreement shall be effective for at least the remainder of the calendar year in which the election is made; provided that if the Deferral Agreement was amended, the Participant will be entitled to further amend or revoke the Deferral Agreement if the Participant incurs an Unforeseeable Emergency.

         8. ADMINISTRATION. ADMINISTRATION. ADMINISTRATION. The Plan shall be administered by the Plan Administrator, who shall have all powers necessary to carry out the provisions of the Plan. The Plan Administrator shall have the sole, final and discretionary authority to interpret the Plan, and its determinations including those regarding the eligibility, status, and rights of Eligible Employees and Participants and factual determinations shall be conclusive and binding on all persons; provided that if the Plan Administrator or one of the persons constituting the Plan Administrator is a Participant, then determinations regarding such Participant's benefits under the Plan shall be made by the Chief Executive Officer of ACV.

         9. ARBITRATION. ARBITRATION. ARBITRATION. At the election of ACV, disputes under the Plan shall be submitted to binding arbitration, conducted in the principal offices of ACV, in accordance with the rules of the American Arbitration Association. Each party to such arbitration shall bear its own costs provided that any unallocated costs shall be borne equally by the parties.

         10. AMENDMENTS TO THE PLAN. AMENDMENTS TO THE PLAN. AMENDMENTS TO THE PLAN. ACV or its delegate may amend the Plan at any time, without the consent of Participants or their beneficiaries, provided, however, that no amendment shall divest any Participant or beneficiary of the credits to his or her Accounts, or of any rights to which he or she would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment.

         11. TERMINATION OF THE PLAN. TERMINATION OF THE PLAN. TERMINATION OF THE PLAN. ACV may terminate the Plan at any time. Upon termination of the Plan, distribution of Participants' Accounts shall be made in the manner and at the time heretofore prescribed; provided that no additional amounts shall be credited to the Account of a Participant following termination of the Plan other than pursuant to subparagraph 4(b).

         12. EXPENSES. EXPENSES. EXPENSES. Costs of administration of the Plan will be paid out of the Trust except as provided in subparagraph 6(e) herein or to the extent that ACV elects to pay such expenses.

         13. NOTICES. NOTICES. NOTICES. Any notice or election required or permitted to be given to an Employer or the Plan Administrator hereunder shall be in writing and shall be deemed to be filed (a) on the date it is personally delivered to the Plan Administrator, or (b) three business days after it is sent by registered or certified mail, addressed to the Plan Administrator at ACV's principal offices.

         14. NO GUARANTEE OF EMPLOYMENT. NO GUARANTEE OF EMPLOYMENT. NO GUARANTEE OF EMPLOYMENT. Nothing in the Plan shall constitute a contract or guarantee of employment or impede or otherwise affect the right of ACV to terminate the employment of any Participant or Eligible Employee.

         15. GOVERNING LAW. GOVERNING LAW. GOVERNING LAW. Except to the extent preempted by Federal law, the Plan, Deferral Agreements, and matters related thereto, shall be construed under and governed by the laws of the State of Illinois.

         16. INCAPACITY. INCAPACITY. INCAPACITY. If any person entitled to a payment under the Plan is deemed by the Plan Administrator to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, ACV may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of all Employers, the Plan Administrator, and the Plan therefor.

         17. LIABILITY LIMITED. LIABILITY LIMITED. LIABILITY LIMITED. Notwithstanding any of the preceding provisions of the Plan, any Employer, the Plan Administrator, or any individual acting as an employee or agent of any Employer or the Plan Administrator shall not be liable to any Participant, former Participant, beneficiary or any other person for any claim, loss, liability, or expense incurred in connection with the Plan.

         18. CLAIMS PROCEDURE. CLAIMS PROCEDURE. CLAIMS PROCEDURE.

         (a) Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Plan Administrator, which shall respond in writing within 60 days.

         (b) If the claim or request is denied, the written notice of denial shall state:

                  (i) The reason for denial, with specific reference to the Plan provision on which the denial is based.

                  (ii) A description of any additional material or information required and an explanation of why it is necessary.

                  (iii) An explanation of the Plan's claim review procedure.

         (c) Any person whose claim or request is denied or who has not received a response within 60 days may request review by notice given in writing to the Plan Administrator. The claim or request shall be reviewed by the Plan Administrator who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

(d) The decision on review shall normally be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reason and the relevant Plan provisions. All decisions on review shall be final and binding on all parties concerned.

         IN WITNESS WHEREOF, ACV has caused this document to be executed by its
duly authorized officers as of the     day of          , 1998.

                                              AMERICAN CLASSIC VOYAGES CO.

                                              ----------------------------
ATTEST:


------------------------

The undersigned shareholders, owning beneficially and of record in the aggregate 7,405,747 shares or 51.8% of the outstanding shares of the Common Stock of American Classic Voyages Co., a Delaware corporation (the "Corporation"), hereby covenant to and agree with the Corporation and each other as follows: (i) to vote those number of shares set forth below their names in favor of the attached Action by Shareholders when so directed by the Corporation; and (ii) not to sell, transfer, assign or otherwise dispose of those number of shares set forth below their names prior to the earlier of the taking of such action or April 15, 1999.

EGI HOLDINGS, INC., an Illinois corporation
  (3,641,873 shares)

By:  /s/ Sheli Z. Rosenberg
   -------------------------------
Name:  Sheli Z. Rosenberg
Its:  Vice President

EGIL INVESTMENTS, INC., an Illinois corporation
  (3,641,874 shares)

By: /s/ Mark Slezak
   -------------------------------
Name:  Mark Slezak
Its:  Vice President

SAMSTOCK, L.L.C., a Delaware limited liability company
  (52,500 shares)

By: /s/ Sheli Z. Rosenberg
   -------------------------------
Name:  Sheli Z. Rosenberg
Its:  Vice President

ANDA PARTNERSHIP, an Illinois general partnership
   (52,500 shares)

         By:  Ann Only Trust, a general partner

         By:  /s/ Mark Slezak
             ----------------------------------
         Name:  Mark Slezak
         Its:  Trustee

         By:  Ann and Descendants Trust, a general partner

         By: /s/ Mark Slezak
             ----------------------------------
         Name:  Mark Slezak
         Its:  Trustee

ANN LURIE REVOCABLE TRUST
  (17,000 shares)

By:  /s/ Mark Slezak, pursuant to power of attorney
   ------------------------------------------------
Name:  Ann Lurie
Its:  Trustee

Dated:  February 22, 1999